PROFESSIONAL SERVICES AGREEMENT

         This Professional Services Agreement between I - STORM, INC. ("Client") located at 2440 W EL CAMINO REAL, MOUNTAIN VIEW, CA 84040 and Computer Associates International, Inc. ("CA") sets forth the terms and conditions pursuant to which CA shall provide certain professional services and other materials for the benefit of Client.

SCOPE OF SERVICES

         CA shall provide certain consulting services to Client as set forth in the accompanying exhibit accepted in writing by the parties ("Statement of Work"). All software code, documentation, materials, and other proprietary information which may be developed in the course of performing or arising from the Statement of Work or otherwise provided by CA in connection with CA's performance under a Statement of Work (the "Work Product") shall be governed by the terms of this Agreement and any corresponding Statements of Work. Each Statement of Work shall be deemed to constitute a separate work project under this Agreement. No modification may be made to any Statement of Work without the written consent of the parities. To permit the services to be performed in accordance with the Statement of Work, Client and CA shall each timely perform all of its respective obligations set forth herein and in the Statement of Work Client's obligations including, but are not limited to, providing CA with access to all hardware, software, Client employees and facilities, and making reasonable efforts to facilitate completion of the Statement of Work.

USE OF WORK PRODUCT

When the Work Product is related to CA software products, upon completion of the Statement of Work, unless otherwise set forth in such applicable Statement of Work, Client shall be entitled to use such Work Product ("CA-related Work Product) only for the internal operations of Client and for the processing of its own data at the installation site set forth in the Statement of Work and subject to the terms and conditions of this Agreement.

When the Work Product is not related to CA software products, Client shall be entitled to use the Software code and related documentation and materials developed solely for Client at Client's sole cost and expense pursuant to a Statement of Work (the " Client based Work Product") except as may be set forth in the Statement of Work. All ownership of copyrights and other intellectual property rights in the Work Product (including source and object code and related documentation, if applicable) all copyrights to any Client based Work Product developed by CA for Client under this Statement of Work including all copyrights in anything produced by either party relating to any of Client's: business plans, product plans, marketing plans, business strategy, client information, partner information, E-Commerce Marketing and Sales Agreements and business models, developed by CA under a Statement of Work shall, upon payment of all amounts due CA, be solely the property of Client, without any usage restriction or other limitation.

 . Client shall have the right to obtain and hold in its name all patents and copyright registrations and other evidence of intellectual property rights that may be available for Client based Work Product. CA shall assign ownership of all patents and copyrights in such Client based Work Product to Client.
Anything to the contrary in the Statement of Work notwithstanding, CA shall at all times and for all purposes have all right, title and interest in, retain sole and exclusive ownership and control of, and be entitled to continue to use in its business and in all other engagements without limitation, all concepts, ideas, techniques, processes tools, utilities and methodologies however structured or conceived relating to the services set forth in the Statement of Work, as well as all software programs, information technology and processing related thereto, whether initially developed by CA prior to the Statement of Work or developed in the course of delivering or performing the Work Product under the Statement of Work ("CA' s Proprietary Methodologies"). CA's Proprietary Methodologies shall not constitute "work made for hire" as that term is defined in Section 101 of the Copyright Act. In addition, Client and its employees will keep the CA's Proprietary Methodologies strictly confidential, and will have no right to retain or use, nor market, copy, disclose or otherwise distribute CA's Proprietary Methodologies. The provisions set forth in this section shall survive the termination of this Agreement for any reason. To the extent CA Proprietary Methodologies are incorporated in any Work Product, CA grants to Client a non-exclusive, non-transferable, royalty-free, perpetual internal use license, and license, to use, the CA Proprietary Methodologies that are incorporated into the Work Product.


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Anything to the contrary in the Statement of Work notwithstanding, Client shall at all times and for all purposes have all right, title and interest in, retain sole and exclusive ownership and control of, and be entitled to continue to use in its business and in all other engagements without limitation, all concepts, ideas, techniques, processes tools, utilities and methodologies however structured or conceived, and all software programs, information technology and processing related thereto, relating to the Client's creative intellectual property.

TITLE AND CONFIDENTIALITY

         Except as specifically provided in a Statement of Work, CA retains all right, title and interest in and to the CA based Work Product and CA Methodologies and any derivative thereof shall not constitute "work made for hire" as that term is defined in Section 101 of the Copyright Act. Client and its employees will keep the CA based Work Product and CA Methodologies and any derivatives thereof strictly confidential, and will neither use the CA Works and any derivative thereof for other than its internal operations, nor market, copy, disclose or otherwise distribute the CA based Work Product and CA Methodologies to anyone other than its authorized employees, without the express permission of CA. Client will not remove or destroy any proprietary markings of CA. In the event that Client makes any changes or modifications to the CA based Work Product and CA Methodologies, Client agrees that such changes and modifications shall be the property of CA, unless CA shall have given its prior written consent to the contrary.

          CA and its employees will keep the Client based Work Product and any other Client information, including business plans, product plans, marketing plans, business strategy, client information, partner information, E-Commerce Marketing and Sales Agreements and business models (collectively, "Client Confidential Information") strictly confidential and will neither use the CA based Work Product or the Client Confidential Information other than in connection with the performance of the Statement of Work., nor market, copy ,disclose or otherwise distribute the CA based Work Product or Client Confidential Information.

         The provisions set forth in this section shall survive the termination of this Agreement for any reason.

LIMITED WARRANTY

         CA warrants that it will utilize its best efforts to perform the services set forth in the Statement of Work with employees who possess the appropriate skills to perform in accordance with the Statement of Work. CA further warrants that CA will defend or, at its option, settle any action at law against Client based upon a claim that Client's use of the Work Product in accordance with this Agreement infringes any patent, copyright or other intellectual property right of any third party, if notified promptly in writing of such claim and given authority, information and assistance (at Client's expense) to defend or settle any suit or proceeding. In case any portion of the Work Product is held in such suit or proceeding to constitute an infringement and its use is enjoined, CA shall, at its own expense and at its option, either
(a) procure for Client the right to continue use, (b) replace the Work Product with a non-infringing version of comparable functionality, or (c) issue a pro rata refund based upon the usage of the Work Product by Client. This section sets forth CA's entire liability for infringement of any third party's intellectual property rights. CA further warrants that the Work Product will comply with the specifications set forth in the applicable Statement of Work during the limited period provided in the Statement of Work, or for 90 days following delivery of the Work Product. CA will use it best efforts, consistent with industry standards, to cure any defect or nonconformity with such specifications during such period.

WARRANTY AND LIABILITY LIMITATIONS

         EXCEPT AS SET FORTH ABOVE, NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED,INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE MADE BY CA. IN NO EVENT WILL CA BE LIABLE TO CLIENT OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL DAMAGES INCLUDING TIME, MONEY, GOODWILL, LOST PROFITS BASED ON CONTRACT, TORT OR OTHER LEGAL THEORY, WHICH MAY ARISE HEREUNDER OR FROM THE USE, OPERATION OR MODIFICATION OF THE WORK PRODUCT. THE MAXIMUM LIABILITY OF CA HEREUNDER SHALL NOT EXCEED THE AMOUNT ACTUALLY PAID BY CLIENT UNDER THE APPLICABLE TASK CONTAINED IN THE STATEMENT OF WORK.

PAYMENT

         Client agrees to pay to CA the fees and charges set forth in the Statement of Work, in addition to any associated tariffs, duties or taxes (other than income taxes) imposed or levied by any government agency. Client agrees that it shall be responsible to reimburse CA for all travel and out-of-pocket expenses incurred by CA in providing the services, unless otherwise provided in the Statement of Work.

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BREACH AND TERMINATION

         If Client materially breaches any term of this Agreement or of any Statement of Work, or fails to pay any valid invoice rendered by CA, CA shall have the right to terminate this Agreement immediately as well as all Statements of Work then in process and, in addition to all other rights of CA, all amounts which would have become due and payable under this Agreement including any Statement of Work will immediately become due and payable to CA. Any invoice which is unpaid by Client when due shall be subject to an interest charge of 2% per month or part thereof plus such late payment charge as CA may reasonably require to cover its additional costs of administration and collection. Client shall be entitled to terminate any portion of any Statement of Work by giving CA thirty (30) days prior written notice and by paying to CA all invoices representing services performed through the proposed date of termination.

 ASSIGNMENT

         Client may not assign, transfer, sell, or encumber this Agreement, the use of, or information contained in, any CA Work, or its rights and obligations under this Agreement without the prior written consent of CA. CA, however, may assign this Agreement or the obligations contained herein to any third party, with the prior consent of Client, not to be unreasonably withheld, provided that such third party assumes the obligations of CA under this Agreement, except that no Client consent will be required in the case of an assignment resulting from a sale, merger or acquisition relating to the business unit performing the services hereunder.

INDEPENDENT CONTRACTOR

         CA shall perform the services set forth in the Statement of Work as an independent contractor and neither CA nor its employees shall be deemed to be employees of Client. CA shall determine in its sole discretion which of its employees or subcontractors shall be assigned to perform any consulting services for Client and may reassign any employee or subcontractor at any time. Nothing in this Agreement is intended to establish a partnership, joint venture or agency relationship between the parties.

NON-SOLICITATION OF CA EMPLOYEES

         Client agrees that it will not, without the prior written consent of CA, solicit or hire any CA employee, or induce such employee to leave CA's employment, directly or indirectly, for a period of twelve (12) months after the most recent time such employee has performed any services for Client.

NOTICES

         All notices pursuant to this Agreement shall be sent by certified mail, postage prepaid, and shall not be deemed to have been given until received by the other party.

ENTIRE AGREEMENT

         This Agreement, together with the applicable Statement of Work, represents the entire agreement between CA and Client with respect to the Work Product and the services, obligations and responsibilities to be performed by the parties hereunder. CA and Client agree that all other agreements, proposals, purchase orders, representations and other understandings concerning the subject matter of this Agreement, whether oral or written, between the parties are superseded in their entirety by this Agreement. No alterations or modifications of this Agreement will be valid unless made in writing and signed by the parties. No attachment, supplement or exhibit to this Agreement shall be valid unless initialed by an authorized signatory of CA and Client.


COMPUTER ASSOCIATES INTERNATIONAL, INC.        CLIENT:  I - STORM, INC.


By:____________________________________        By:______________________________

          (Authorized Signature)                      (Authorized Signature)

_______________________________________        _________________________________
                 Name                                        Name

_______________________________________        _________________________________
                Title                                       Title

                                                      DECEMBER 30, 1999
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  Professional Services Agreement No.                      Date

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